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                                                                       Exhibit 5




                                  May 26, 1998



Board of Directors
Orbital Sciences Corporation
21700 Atlantic Boulevard
Dulles, Virginia  20166


Ladies and Gentlemen:

        We are acting as counsel to Orbital Sciences Corporation, a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-8, as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission relating to the registration of 1,600,000 shares of the Company's common stock, par value $.01 per share (the "SHARES"), issued from time to time pursuant to the 1997 Orbital Sciences Corporation Stock Option and
Incentive Plan (the "PLAN").   This opinion letter is furnished to you at your
request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

        For purposes of this opinion letter, we have examined copies of the following documents:

        1.     An executed copy of the Registration Statement.


        2. The Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on April 7, 1998 and by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

        3. The Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

        4. Resolutions of the Board of Directors of the Company adopted on January 22, 1998, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the approval of an increase in the number of shares subject to the Plan and arrangements in connection therewith.

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        5.     Resolutions of the shareholders of the Company, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the approval of an increase in the number of shares subject to the Plan and arrangements in connection therewith.

        6.     The Plan.

        In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

        Based upon, subject to and limited by the foregoing, we are of the opinion that following the issuance of the Shares by the Company pursuant to the Plan, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

        We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

        We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ HOGAN & HARTSON L.L.P.

                                        HOGAN & HARTSON L.L.P.